Exhibit 99.1

China Ritar Power Announces Fourth Quarter and Fiscal Year 2008 Results

•     Full Year Revenue Increased 63% to a Record $119.6 Million

SHENZHEN, China, March 31, 2009 -- China Ritar Power Corp. (OTC Bulletin Board: CRTP) ('China Ritar' or the 'Company'), a leading Chinese manufacturer of lead acid batteries, today reported financial results for the fourth quarter and year ended December 31, 2008.

Fourth Quarter 2008 Highlights
•	Revenue increased 36.9% year-over-year to $33.2 million
•	Gross profit grew 5.9% year-over-year to $5.0 million
•	Net income was $0.48 million for fully diluted earnings per share of $0.02
•	Non-GAAP net income was $1.4 million for fully diluted earnings per share of $0.07, excluding $0.96 million in non-cash, stock-based compensation expense,

Full Year Highlights
•	Revenue grew 63.0% year-over-year to a record $119.6 million
•	Net income grew 95.4% year-over-year to $5.2 million; excluding $3.85 million in non-cash, stock-based compensation expense in 2007 and 2008, non-GAAP net income increased 38.9% to $9.0 million
•	Increased market penetration to 81 countries with over 800 customers
•	Batteries for renewable energy storage increased to 15% of total sales, compared to 5% in fiscal year 2007

“We are pleased to report that we exceeded our revenue guidance for the full year 2008 as demand for our lead acid batteries remains healthy.  We continue to maintain our strong market position through our innovative R&D that enables us to offer our international quality batteries at a competitive price while targeting rapidly growing niche markets,” Mr. Jiada Hu, China Ritar’s Chairman and Chief Executive Director commented. “In 2008, we made tremendous progress expanding our market penetration as we now sell our products in 81 countries and have over 800 customers.  Moreover, sales for our renewable energy storage batteries remained strong with a 375% increase in sales for the year; representing 20% of total sales in the fourth quarter of 2008.”

Revenue was $33.2 million in the fourth quarter of 2008, up 36.9% from revenue of $24.2 million in the fourth quarter of 2007. Batteries used for telecom, uninterruptable power supply (UPS), renewable energy storage and light electronic vehicles (LEV) accounted for 38.0%, 32.2%, 20.3% and 9.5% of total sales of the fourth quarter of 2008, respectively.  On a seasonal basis, the second and third quarters are the strongest as orders tend to slow down in the fourth quarter and first quarters due to the holiday seasons.

Gross profit for the quarter increased 5.9% to $5.0 million from $4.8 million in the same period of 2007. Gross margin for fourth quarter of 2008 was 15.2% compared to 19.6% in the fourth quarter of 2007. The decline in gross margin was mainly due to the rapid decline in lead prices during the fourth quarter which was directly passed on to the Company’s customers.  China Ritar’s long-term gross margin target is 20.5%.

Operating expenses were $4.2 million compared to $6.1 million in the fourth quarter of 2007. Adjusting for $0.96 million and $3.85 million in non-cash, stock-based compensation recognized under salaries in the fourth quarter of 2008 and 2007, respectively, non-GAAP operating expenses were $3.2 million or 9.7% of sales and $2.2 million or 9.2% of sales, respectively. The non-cash, stock-based compensation relates to the release of shares of the Company's common stock to the Company's CEO from escrow pursuant to a make good agreement to meet the net income target for 2007 of $5.7 million and 2008 of $8.2 million entered into by the Company in connection with its private placement financing in February 2007.

Operating income for the fourth quarter was $0.85 million compared to ($1.3) million in the fourth quarter of 2007.  Adjusting for the previously mentioned non-cash, stock-based compensation, non-GAAP operating income was $1.8 million in the fourth quarter of 2008 compared to $2.5 million in the same period a year ago.

Net income was $0.48 million in the fourth quarter of 2008 for fully diluted earnings per share of $0.02 compared to ($1.9) million in net income and fully diluted earnings per share of ($0.10) in the fourth quarter of 2007. Excluding the non-cash, stock-based compensation, non-GAAP net income for the fourth quarter of 2008 was $1.4 million, down 26.1% from non-GAAP net income of $2.0 million in the fourth quarter of 2007.  Non-GAAP fully diluted earnings per share for the fourth quarter of 2008 were $0.07 compared to non-GAAP fully diluted earnings per share of $0.10 in the same period last year.

Full Year 2008 Financial Results

Revenue for the full year 2008 increased 63.0% to a record $119.6 million, compared to $73.3 million in 2007. Batteries used for UPS, telecom, renewable energy storage, and light electronic vehicles (LEV) markets accounted for 32%, 42%, 15% and 10% of total sales of the fiscal year 2008, respectively. Gross profit was $22.5 million, up 46.6% from $15.4 million for the full year 2007.  Gross margin was 18.9% in 2008 compared to 21.0% in 2007. Operating income for the year was $8.4 million, up 98.2% from operating income of $4.3 million in the full year 2007.  Adjusting for the full year non-cash, stock-based compensation of $3.85 million in 2007 and 2008, non-GAAP operating income for the year was $12.3 million, up 51.6% from non-GAAP operating income of $8.1 million in the prior year. Net income increased 95.4% to $5.2 million from $2.6 million in 2007.  Non-GAAP net income for the year was $9.0 million, up 38.9% from non-GAAP net income of $6.5 million in 2007.  Fully diluted earnings per share for 2008 were $0.27 compared to $0.14 for the full year 2007.  Non-GAAP fully diluted earnings per share for the year were $0.47 compared to $0.34 a year ago.

Financial Condition

As of December 31, 2008, China Ritar had $12.7 million in cash and equivalents and restricted cash, $23.5 million in working capital and $3.7 million in long-term debt. Net cash provided by operating activities for the year was $4.7 million.  Shareholders' equity stood at $34.4 million, up from $23.7 million at year end 2007.

Business Outlook

In 2008, China Ritar added a new factory in Hengyang with five battery production lines and a lead plate manufacturing facility.  The battery production lines are currently operating at approximately a 60% utilization rate and are expected to reach 80% to 85% by the second or third quarter of 2009.  With 19 production lines in operation, the Company believes that it has sufficient capacity to support its growth plans for 2009. China Ritar expects revenues from its renewable energy storage batteries to increase to 25% in 2009 from 15% in 2008.  The Company does not have any capital expenditure plans at this time.

“Stationary lead acid batteries continue to be the preferred energy storage device for standby power applications such as UPS, telecom and renewable energy.  Furthermore, with the initial market success of our proprietary nano gel batteries for wind and solar power storage, we expect sales from this segment to increase to 25% of total revenue in 2009,” Mr. Hu commented.  “Yet, as the timing of the global economic recovery remains uncertain, we are maintaining a cautiously optimistic outlook for 2009.”

Conference Call

China Ritar will host a conference call at 9:00 am EST on Wednesday, April 1, 2009 to discuss the 2008 fourth quarter and year end financial results.  To participate in the conference call, please dial the following number fifteen minutes prior to the scheduled conference call time: 888-419-5570.  International callers should dial 617-896-9871. The pass code for the call is 414 389 59. If you are unable to participate in the call at this time, a replay will be available on Wednesday, April 1, 2009 at 11:00 AM ET through Monday April 15, 2009.  To access the replay, dial 888-286-8010, international callers should dial 617-801-6888. The conference pass code is 65975630. This conference call will be broadcast live over the Internet and can be accessed by all interested parties by clicking on http://ir.ritarpower.com/en/. Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a 90- day replay will be available shortly after the call by accessing the same link.

Use of Non-GAAP Financial Measures
To supplement China Ritar Power’s condensed consolidated financial statements presented on a GAAP basis, China Ritar is providing certain income statement information that is not calculated according to GAAP.  China Ritar believes that its non-GAAP disclosures are useful in evaluating its operating results as this information supplies the user with another view of the matching of costs and expenses.  A reconciliation of the adjustments to GAAP results for the three and 12 month periods ended December 31, 2008 and December 31, 2007 is included below. The non-GAAP information presented is supplemental and is not purported to be a substitute for information prepared in accordance with GAAP.

Non-GAAP financial results for the three and 12 month periods ended December 31, 2007 and December 31, 2008 discussed in this release reflect operating results excluding the impact of the non-cash, stock-based compensation recognized under salaries in relation to the release of shares of the Company's common stock to the Company's CEO from escrow pursuant to a make good agreement to meet the net income target for 2007 of $5.7 million and 2008 of $8.2 million entered into by the Company in connection with its private placement financing in February 2007.

About China Ritar Corp.

China Ritar designs, develops, manufactures and markets environmentally friendly, lead acid batteries with a wide range of capacities and applications, including telecommunications, Uninterruptible power supply (UPS) devices, light electrical vehicles (LEV), and renewable energy systems (solar and wind power). China Ritar sells, markets and services six series and 197 models of Ritar-branded, cadmium-free valve-regulated lead-acid (VRLA) batteries. Products are sold worldwide with sales in 81 countries including China, India, and numerous markets in Europe and the Americas. Additional information can be found at the Company's website http://www.ritarpower.com.

Safe Harbor Statement

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release and oral statements made by China Ritar on its conference call in relation to this release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, included herein are forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

- FINANCIAL TABLES TO FOLLOW -

	Years Ended December 31,
($’000)	2008	%	2007	%
Revenue by Product
UPS	38,482	32%	23,147	32%
Telecom	50,412	42%	27,138	37%
LEV	12,382	10%	19,206	26%
Renewable Energy Storage	18,308	15%	3,856	5%
Total Revenue	119,584	100%	73,347	100%

CHINA RITAR POWER CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME

	Three Months Ended		Years Ended
	31-Dec		31-Dec
	2008	2007	2008	2007
	Unaudited		Audited

Revenue	$33,189,812	$24,245,102	$119,584,496	$73,347,126
Cost of sales	28,145,812	19,483,882	97,038,927	57,966,383
Gross profit	5,044,000	4,761,220	22,545,569	15,380,743

Operating expenses
Salaries	1,620,045	4,153,844	5,566,788	5,023,918
Sales commission	690,323	275,314	1,566,177	1,235,936
Shipping and handling cost	514,029	463,808	1,680,355	1,392,002
Other selling, general and administrative expenses	1,368,732	1,183,987	5,283,065	3,466,151
Total Expenses	4,193,129	6,076,953	14,096,385	11,118,007

Operating profit	850,871	(1,315,733)	8,449,184	4,262,736

Other income and (expenses)
Interest income	71,948	30,113	200,346	51,143
Government grants	-	39,385	-	39,385
Other income	1,259	1,451	2,222	2,816
Interest Expense	237,855	(89,300)	(511,755)	(278,239)
Foreign currency exchange loss	(137,110)	(369,275)	(594,800)	(666,687)
Other expenses	(1,717)	23,295	(10,456)	(9,790)

Other (expenses)	172,235	(364,331)	(914,443)	(861,372)

Income before income taxes and minority interests	1,023,106	(1,680,064)	7,534,741	3,401,364

Income taxes	(549,953)	(243,914)	(2,400,314)	(784,724)
Income before minority interests	473,153	(1,923,978)	5,134,427	2,616,640
Minority interests share profit (loss )	9,616	30,490	29,633	25,567

Net income	482,769	(1,893,488)	5,164,060	2,642,207

Earnings per share:
- Basic	$0.03	$(0.10)	0.27	0.15
- Diluted	$0.02	$(0.10)	0.27	0.14

Weighted average number of shares outstanding:
- Basic	19,134,992	19,000,996	19,127,598	18,066,371
- Diluted	19,519,730	19,722,493	19,127,598	18,865,804

CHINA RITAR POWER CORP. AND SUBSIDIARIES
NON-GAAP CONSOLIDATED STATEMENT OF INCOME

	Three Months Ended		Years Ended
	December 31		December 31
	2008	2007	2008	2007
	Unaudited		Unaudited

Revenue	$33,189,812	$24,245,102	$119,584,496	$73,347,126
Cost of sales	28,145,812	19,483,882	97,038,927	57,966,383
Gross profit	5,044,000	4,761,220	22,545,569	15,380,743

Operating expenses
Salaries	656,694	303,844	1,713,387	1,173,918
Sales commission	690,323	275,314	1,566,177	1,235,936
Shipping and handling cost	514,029	463,808	1,680,355	1,392,002
Other selling, general and administrative expenses	1,368,732	1,183,987	5,283,065	3,466,151
Total Expenses	3,229,778	2,226,953	10,242,984	7,268,007

Operating profit	1,814,222	2,534,267	12,302,585	8,112,736

Other income and (expenses)
Interest income	71,948	30,113	200,346	51,143
Government grants		39,385		39,385
Other income	1,259	1,451	2,222	2,816
Interest expense	237,855	(89,300)	(511,755)	(278,239)
Foreign currency exchange loss	(137,110)	(369,275)	(594,800)	(666,687)
Other expenses	(1,717)	23,295	(10,456)	(9,790)

Other (expenses)	172,235	(364,331)	(914,443)	(861,372)

Income before income taxes and minority interests	1,989,457	2,169,936	11,388,142	7,251,364

Income taxes	(549,953)	(243,914)	(2,400,314)	(784,724)

Income before minority interests	1,436,504	1,926,022	8,987,828	6,466,640

Minority interests share profit (loss )	9,616	30,490	29,633	25,567

Net income	$1,446,120	$1,956,512	$9,017,461	$6,492,207

Earnings per share:
- Basic	$0.08	$0.10	$0.47	$0.36
- Diluted	$0.07	$0.10	$0.47	$0.34

Weighted average number of shares outstanding:
- Basic	19,134,992	19,000,996	19,127,598	18,066,371
- Diluted	19,519,730	19,722,493	19,127,598	18,865,804

CHINA RITAR POWER CORP. AND SUBSIDIARIES
RECONCILIATION OF NON- GAAP FINANCIAL MEASURES
FOR THE THREE MONTHS ENDED DECEMBER 31, 2007 AND 2008

	For the three months ended		For the three months ended
Adjusted Net income	December 31, 2007		December 31, 2008
Net Income (Loss) and Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
Adjusted Amount Non-GAAP	1,956,512	0.10	1,446,120	0.07
Adjustments
Non-cash compensation adjustment (1)	3,850,000	0.20	963,350	0.05
Amount per consolidated statement of operations	(1,893,488)	(0.10)	482,769	0.02

(1) Non cash compensation expense in connection with the release from escrow to certain employees of shares of common stock that had been deposited into escrow to certain China Ritar employees in connection with the Company's private placement in February 2007

CHINA RITAR POWER CORP. AND SUBSIDIARIES
RECONCILIATION OF NON- GAAP FINANCIAL MEASURES
FOR THE YEAR ENDED DECEMBER 31, 2007 AND 2008

	For year ended		For year ended
Adjusted Net income	December 31, 2007		December 31, 2008
Net Income (Loss) and Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
Adjusted Amount Non-GAAP	6,492,207	0.34	9,017,461	0.47
Adjustments
Non-cash compensation adjustment (1)	3,850,000	0.20	3,850,000	0.20
Amount per consolidated statement of operations	2,642,207	0.14	5,164,060	0.27

(1) Non cash compensation expense in connection with the release from escrow to certain employees of shares of common stock that had been deposited into escrow to certain China Ritar employees in connection with the Company's private placement in February 2007

CHINA RITAR POWER CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
Audited

	As of December 31
ASSETS	2008	2007
Current assets:
Cash and cash equivalents	$8,300,472	$4,775,562
Accounts receivable, net of allowances of $1,311,759 and $670,327	20,015,989	12,042,973
Inventory	14,578,230	11,850,682
Advance to suppliers	1,340,107	3,328,039
Other current assets	3,564,793	577,493
Restricted cash	4,387,679	5,857,637
Total current assets	52,187,270	38,432,386

Non-current assets:
Property, plant and equipment, net	10,905,369	2,848,630
Construction in progress	3,089,854	3,425,473
Intangible assets, net	17,088	18,083
Land use right	476,687	451,456
Rental and utility deposits	82,801	-
Due from related parties	-	206,175
Total assets	$66,759,069	$45,382,203

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,483,218	$10,878,649
Income and other taxes payable	2,941,267	1,168,938
Accrued salaries	447,022	300,552
Bills payable	4,321,915	4,012,797
Derivative instruments	236,898	-
Other current liabilities	2,808,483	1,939,708
Current portion of long term loans	877,886	170,903
Short-term loans	3,596,955	3,089,922

Total current liabilities	28,713,644	21,561,469

Long-term liabilities:
Long-term loans	3,657,859	136,722
Total liabilities	32,371,503	21,698,191

Minority interest	-	28,058

Stockholders’ equity:
Preferred stock, $.001 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock at $.001 par value; authorized 100,000,000 shares authorized, 19,134,992 and 19,000,996 shares issued and outstanding	19,135	19,001
Additional paid-in capital	19,222,727	15,343,481
Retained earnings	12,053,205	6,889,145
Accumulated other comprehensive income	3,092,499	1,404,327
Total stockholders’ equity	34,387,566	23,655,954

Total liabilities and stockholders’ equity	$66,759,069	$45,382,203

CHINA RITAR POWER CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Audited
	Years Ended December 31
	2008	2007
Operating activities
Net income	5,164,060	2,642,207
Adjustments to reconcile net income from operations to net cash used in operating activities:
Depreciation of property, plant and equipment	972,214	545,259
Amortization of intangible assets and land use right	12,352	-
Allowance of bad debts	586,618	277,868
Gain on disposal of a subsidiary	-	26,977
Gain on disposal of property, plant and equipment	3,088	-
Stock-based compensation – make good provision	3,853,401	3,853,401
Allowance for inventory valuation and slow moving items	488,685	263,365
Unrealized loss on derivative instruments	233,795	-
Minority interests	(29,633)	(25,567)
Changes in operating working capital items:
Accounts receivable	(7,621,370)	(4,322,035)
Inventory	(2,359,983)	(5,517,416)
Advance to suppliers	2,192,326	(3,122,870)
Other current assets	(2,816,955)	(224,964)
Rental and utility deposits	(81,717)	-
Accounts payable	1,818,618	2,102,486
Income and other tax recoverable / payable	1,668,182	(543,353)
Accrued salaries	123,742	72,656
Bills payable	27,228	3,853,122
Other current liabilities	509,088	1,334,564
Net cash provided by operating activities	4,743,739	1,215,700

Investing activities
Loan to related parties	217,750	496,618
Repayment of loan to related parties	-	-
Purchase of property, plant and equipment	(8,216,819)	(5,026,809)
Purchase of intangible assets	(3,760)	-
Acquisition of land use right	-	(433,117)
Acquisition of further 20% in Shanghai Ritar	-	-
Sales proceeds of disposal of property, plant and equipment	55,951	-
Sales proceeds of disposal of subsidiary of Ritar net of cash	-	-
Net cash used in investing activities	(7,946,878)	(4,963,308)

Financing activities
Proceeds from issuance of stock	-	10,737,791
Proceeds from stock issued for warrant exercised	134	128,607
Proceeds from other loan borrowings	-	137,940
Proceeds from bank borrowings	33,213,856	6,977,630
Repayment of other loan borrowings	-	(568,431)
Repayment of bank borrowings	(28,775,962)	(5,792,623)
Deferred offering costs	-	-
Restricted cash	1,851,001	(4,470,300)
Net cash provided by financing activities	6,289,029	7,150,614

Effect of exchange rate changes in cash	439,020	417,713
Net increase in cash and cash equivalents	3,524,910	3,820,719
Cash and cash equivalents, beginning of year	4,775,562	954,843
Cash and cash equivalents, end of year	8,300,472	4,775,562